UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): July 3, 2018
EXTRACTION OIL & GAS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation)	001-37907 (Commission File Number)	46-1473923 (IRS Employer Identification No.)
370 17th Street, Suite 5300
Denver, Colorado 80202
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (720) 557-8300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
Securities Purchase Agreement
On July 3, 2018, Elevation Midstream, LLC (“Elevation”), a Delaware limited liability company and subsidiary of Extraction Oil & Gas, Inc. (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with GSO EM Holdings LP, a Delaware limited partnership (the “Purchaser”), pursuant to which Elevation agreed to sell 150,000 Preferred Units (“Preferred Units”) in Elevation at a price of $990 per Preferred Unit with an aggregate liquidation preference of $150.0 million (the “Private Placement”), in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Private Placement closed on July 3, 2018 (the “Closing Date”).

During the twenty eight months following the Closing Date (the “Commitment Period”), subject to the satisfaction of certain financial and operational metrics and certain other customary closing conditions, Elevation has the right to require the Purchaser to purchase additional Preferred Units on the terms set forth in the Securities Purchase Agreement. Elevation may require the Purchaser to purchase additional Preferred Units, in increments of at least $25.0 million, up to an aggregate amount of $350.0 million. During the Commitment Period, Elevation is required to pay the Purchaser a quarterly cash commitment fee of 1.0% per annum on any undrawn amounts of such additional $350.0 million commitment.

The Preferred Units will entitle the Purchaser to receive quarterly dividends at a rate of 8% per annum (the “Dividend”). In respect of quarters ending prior to and including June 30, 2020, the Dividend is payable in cash or in kind at the election of Elevation. After June 30, 2020, the Dividend is payable solely in cash.

The Preferred Units have not been registered under the Securities Act or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Subject to certain exceptions, the Purchaser may not transfer in the aggregate more than 49% of any class of outstanding Preferred Units to unaffiliated parties until the third anniversary of the Closing Date.

The Securities Purchase Agreement contains customary representations, warranties and agreements of Elevation and indemnification and other obligations of Elevation and the Purchaser.

Item 7.01    Regulation FD Disclosure.
On July 9, 2018, the Company issued an announcement regarding its midstream developments. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release of Extraction Oil & Gas, Inc. dated July 9, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2018	EXTRACTION OIL & GAS, INC.
	By:	/s/ Russell T. Kelley, Jr.
Russell T. Kelley, Jr. Chief Financial Officer

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